PLAN OF REORGANIZATION AND ACQUISITION

                                    BY WHICH


                            LSI Communications, Inc.
                             (A NEVADA CORPORATION)


                                  SHALL ACQUIRE


                                  Warever, Inc.
                              (A UTAH CORPORATION)


    This Plan of Reorganization and Acquisition is made and dated this 20th day of November 1998, by and between the Parties, as identified hereinafter, respectively.



                                 I. THE PARTIES

         A.  LSI Communications, Inc. ("LSI") is a public Nevada Corporation.

         B.  Warever, Inc. ("Warever") is a private Utah Corporation.



                                  II. RECITALS

         A.  The Capital of the Parties:

                  1. The Capital of LSI consists of 50,000,000 shares of common voting stock of $001 par value authorized, of which approximately 1,959,579 shall be issued or outstanding at closing.

                  2. The Capital of Warever consists of 1,000,000 shares of common voting stock of no par value authorized, of which 300,201 shares are issued and outstanding.

         B.  The Background for the Reorganization:

                  1. Warever has certain software that generates significant annual revenue. Significant interest has been shown concerning the use of this software for distribution by numerous companies and other significant parties.

                  2. Warever has an interest to be acquired/merged with a public corporation, and

                  3. LSI wishes to acquire these assets and maintain Warever, Inc., a Utah Corporation, as a majority owned subsidiary to generate revenue for these companies and other significant parties. As required by law, the vote for approval of this definitive Agreement and Reorganization shall be approved by a vote of the holders of a majority of the issued and outstanding shares of LSI, and

                  4. The Parties contemplate and intend that the acquisition will be a stock for stock transaction; that 85% of the issued and outstanding capital stock of WAREVER shall be acquired by LSI in exchange solely for 3,000,000 shares of LSI voting stock (Exhibit A); that the remaining 15% of the issued and outstanding capital stock of WAREVER shall be available to be acquired by LSI in exchange solely for 2,500,000 shares of LSI voting stock through option agreements (Exhibits B-F); that this transaction qualify as a tax-free reorganization under
                  Section 368(a)(l)(B) of the Internal Revenue Code of 1954, as amended, and related sections thereunder.


                           III. PLAN OF REORGANIZATION

         A. Reorganization and Acquisition: (1) LSI shall acquire a majority of the Assets, Businesses and Capital Stock of WAREVER, and WAREVER shall become and be a majority-owned subsidiary of LSI, on the terms and conditions which follow and are provided in this Agreement; (2) LSI shall issue to the shareholders of WAREVER, as WAREVER shall direct, an aggregate of 3,000,000 (three million) shares of the common stock of LSI for 85% of the issued and outstanding capital stock of WAREVER (Exhibit A); (3) WAREVER shall issue to LSI options (Exhibits B-F) to acquire the remaining 15% of the issued and outstanding capital stock of WAREVER in exchange solely for 2,500,000 shares of LSI voting stock.

         B. Transfer of control: The Existing Directors of WAREVER shall remain as the Officers and Directors of the corporation.

         C.   Surviving   Corporations:   Both   Companies   shall  survive  the
         Reorganization as indicated above, such that after Reorganization, WAREVER shall be a majority- owned subsidiary of LSI.

         D. Closing/Effective Date: This Plan of Reorganization shall become effective immediately upon approval and adoption by Corporate parties hereto, in the manner provided by the law of its place of incorporation and its constituent corporate documents.

         E. Further Assurance, Good Faith and Fair Dealing: The directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgements and assurances and to do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and in good faith with each other and each others shareholders.

         F. Construction: This Plan of Reorganization and the resulting legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada.


         G. Representations & Undertakings by WAREVER:

         WAREVER represents and warrants as follows:

         (1) The assets held by WAREVER are with liabilities that are reflected in statements to be provided; any obligations are in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of this proposed acquisition herein.

         (2) There have not been, and prior to the closing date there will not be, any material adverse changes in the financial position of these contracts, except changes arising in the ordinary course of business.

         (3) WAREVER is not involved in any pending or threatened litigation or governmental investigation or proceeding not reflected in such financial statement or otherwise disclosed in writing to LSI and, to the knowledge of WAREVER, or its holders, no litigation, is pending or threatened against WAREVER.

II.  REPRESENTATIONS AND UNDERTAKINGS BY LSI:

         LSI represents and warrants as follows:

         (1) As of the closing date, the LSI shares to be delivered to the Stockholders will constitute valid and legally issued shares of LSI, fully paid and nonassessable, and will be legally equivalent in all respects to the common stock of LSI issued and outstanding as of the date hereof.

         (2) The officers of LSI are duly authorized to execute this agreement pursuant to authorization of its Board of Directors.

         (3) The financial statements of LSI, are true and complete statements, as of that date, of its financial condition, and fairly present the results of its operations for such period; there are no substantial liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the usual course of business are liens or other liabilities, which if disclosed, would alter substantially the financial condition of LSI, as reflected in such financial statements. Within 12 months after the reorganization and acquisition takes place, if it is found that there are material liabilities if LSI which were not previously disclosed, which may cause the directors, officers, and/or shareholders to be liable or at risk for liability, or that could adversely affect the performance of the company, Warever will have the option to rescind the acquisition agreement. If recision take place, Warever shareholders will forfeit all shares of LSI stock, and LSI will forfeit all shares of Warever stock.

         (4) There have not been, and prior to the closing date there will not be, any material adverse changes in the financial position of LSI, except changes arising in the ordinary course of business and this proposed reorganization.

         (5) To the best knowledge of LSI, its Officers, Directors or Principal Shareholder, LSI is not involved in any pending or threatened litigation or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to WAREVER.

         (6) As of the closing date, LSI will be in good standing as a Nevada corporation with total authorized capital consisting of Fifty Million shares of $0.001 par value common shares.

         I. Confidentiality: The Parties hereto agree that the information which each intends to impart to the other subsequent to the execution thereof shall not be disclosed to any other third party and each person shall take reasonable precautions to prevent disclosure of any information and know-how to any entity for any use, including but not limited to, commercial use. The parties hereto further agree to keep confidential all proprietary information. The parties furthermore agree to keep confidential any and all names, telephone or telex numbers, and any other matters considered confidential arising from this Agreement.

         J. Counterpart: This Agreement may be signed by facsimile. Counterpart originals will also be signed by both parties.



     This Reorganization Agreement is executed on behalf of each company by its duly authorized representatives, and attested to, pursuant to the laws of its respective places of incorporation and in accordance with its constituent documents.




         LSI Communications, Inc.                         Warever, Inc.



         /s/ W.L. Campbell                                /s/ Craig R. Hendricks
         -----------------                                ----------------------
         W.L. Campbell                                    Craig R. Hendricks
         President and Director                           President and Director



         /s/ Fred C. Rahn
         -----------------
         Fred C. Rahn
         Secretary and Director


Warever, Inc.

                                                 3,000,000              2,500,000    5,500,000
                                                  Shares                 Options       Shares
Allocation of Stock        Total        85%      of Stock     15%        of Stock     of Stock
& Options                  Stock       Sold      From LSI   Optioned     From LSI     From LSI
-----------------------------------------------------------------------------------------------
Ross Wolfley               15,000     12,750     149,900      2,250       124,916      274,816
Don Robinson               30,000     25,500     299,800      4,500       249,834      549,634
Steve Carlson             100,000     85,000     999,330     15,000       832,775    1,832,105
Craig Hendricks           100,000     85,000     999,330     15,000       832,775    1,832,105
Lona Hendricks             55,201     46,921     551,640      8,280       459,700    1,011,340

-----------------------------------------------------------------------------------------------
Total                      300,201   255,171   3,000,000     45,030     2,500,000    5,500,000
                           =======   =======   =========     ======     =========    =========

                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this 20th day of November 1998, by and between the Parties, as identified hereinafter, respectively.



                                 I. THE PARTIES

         A.  LSI Communications, Inc. ("LSI") is a public Nevada Corporation.

         B.  Craig R. Hendricks ("Stockholder") is an individual.

         C.  Warever, Inc. ("Warever") is a private Utah Corporation.


                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Warever, Inc. Warever, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Warever, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Warever. Stockholder has made no representations or warranties concerning the future value of Warever stock, future earnings of Warever stock, or any other representations concerning Warever, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 100,000 shares of common stock of Warever. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquistion by which LSI Communications, Inc. shall acquire Warever, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2000, Stockholder grants LSI an exclusive right to acquire the remaining 15,000 shares of common stock of Warever, representing all of those shares identified in paragraph II.C. not being part of the 85% exchanged in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Warever, Inc., above. The acquisition price of the 15,000 shares shall be for 832,775 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof, this Agreement shall be construed in accordance with the laws and statutes of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advice of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Warever; (b) any representatives, agents, officers, employees, or directors of LSI or Warever; or (c ) any person other than his retained legal attorney.

         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: W. L. Campbell, 905 North Pines Road, Suite A, Spokane, WA 99206. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement. Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement.

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph 11.6., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon the delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement.

         L.  Complete  Agreement.  This  Agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.

IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.

          LSI Communications, Inc.                      Stockholder


          /s/ W.L. Campbell                             /s/ Craig R. Hendricks
          -----------------                             ----------------------
          W L Campbell                                  Craig R. Hendricks
          President and Director

                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this 20th day of November 1998, by and between the Parties, as identified hereinafter, respectively.



                                 I. THE PARTIES

          A. LSI Communications, Inc. ("LSI") is a public Nevada Corporation.

          B. Steve Carlson ("Stockholder") is an individual.

          C. Warever, Inc. ("Warever") is a private Utah Corporation.



                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Warever, Inc. Warever, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Warever, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Warever. Stockholder has made no representations or warranties concerning the future value of Warever stock, future earnings of Warever stock, or any other representations concerning Warever, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 100,000 shares of common stock of Warever. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquistion by which LSI Communications, Inc. shall acquire Warever, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2000, Stockholder grants LSI an exclusive right to acquire the remaining 15,000 shares of common stock of Warever, representing all of those shares identified in paragraph 11.C. not being part of the 85% exchanged in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Warever, Inc., above. The acquisition price of the 15,000 shares shall be for 832,775 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof; this Agreement shall be construed in accordance with the laws and statutes of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advice of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Warever; (b) any representatives, agents, officers, employees, or directors of LSI or Warever; or (c) any person other than his retained legal attorney.


         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: W. L. Campbell, 905 North Pines Road, Suite A, Spokane, WA 99206. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement. Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement.

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph 11.6., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon the delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement.

         L.  Complete  Agreement.  This  Agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.

IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.


          LSI Communications, Inc.                         Stockholder


          /s/ W.L. Campbell                                /s/ Steve Carlson
          -----------------                                -----------------
          W. L. Campbell                                   Steve Carlson
          President and Director

                                OPTION AGREEMENT

    This AGREEMENT IS made and entered into on this 20th day of November 1998, by and between the Parties, as identified hereinafter, respectively.



                                 I. THE PARTIES

          A. LSI Communications, Inc. ("LSI") is a public Nevada Corporation.

          B. Lona Hendricks ("Stockholder") is an individual.

          C. Warever, Inc. ("Warever") is a private Utah Corporation.



                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Warever, Inc. Warever, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Warever, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Warever. Stockholder has made no representations or warranties concerning the future value of Warever stock, future earnings of Warever stock, or any other representations concerning Warever, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 55,201 shares of common stock of Warever. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Warever, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2000, Stockholder grants LSI an exclusive right to acquire the remaining 8,280 shares of common stock of Warever, representing all of those shares identified in paragraph II.C. not being part of the 85% exchanged in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Warever, Inc., above. The acquisition price of the 8,280 shares shall be for 459,700 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof; this Agreement shall be construed in accordance with the laws and statutes of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advice of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Warever; (b) any representatives, agents, officers, employees, or directors of LSI or Warever or (c) any person other than his retained legal attorney.

         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: W. L. Campbell, 905 North Pines Road, Suite A, Spokane, WA 99206. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement. Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement.

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph 11.6., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon the delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement.

         L.  Complete  Agreement.  This  Agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.


IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.

          LSI Communications, Inc.                        Stockholder



          /s/ W. L. Campbell                              /s/ Lona Hendricks
          ------------------                              ------------------
          W. L. Campbell                                  Lona Hendricks
          President and Director

                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this 20th day of November l998, by and between the Parties, as identified hereinafter, respectively.



                                 I. THE PARTIES

                A.   LSI  Communications,  Inc.  ("LSI")  is  a  public   Nevada
         Corporation.

                B.   Don Robinson ("Stockholder") is an individual.

                C.   Warever, Inc. ("Warever") is a private Utah Corporation.



                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Warever, Inc. Warever, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Warever, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Warever. Stockholder has made no representations or warranties concerning the future value of Warever stock, future earnings of Warever stock, or any other representations concerning Warever, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 30,000 shares of common stock of Warever. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquistion by which LSI Communications, Inc. shall acquire Warever, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2000, Stockholder grants LSI an exclusive right to acquire the remaining 4,500 shares of common stock of Warever, representing all of those shares identified in paragraph 11.C. not being part of the 85% exchanged in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Warever, Inc., above. The acquisition price of the 4,500 shares shall be for 249,834 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof; this Agreement shall be construed in accordance with the laws and statutes of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advice of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Warever; (',)any representatives, agents, officers, employees, or directors of LSI or Warever; or (c) any person other than his retained legal attorney.

         G. Notices. Notices to Stockholder shall be delivered to 2815 S. Highland Drive, Salt Lake City, UT 84106. Notices to LSI shall be delivered to W.L. Campbell, 905 North Pines Road, Suite A, Spokane, WA 99206. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement. Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement.

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph 11.6., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon the delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars (S 100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement.

         L.  Complete  Agreement.  This  Agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.


IN WITNESS WHEREOF, the parties have executed this Agreement upon the day and year first above written.

          LSI Communications, Inc.                          Stockholder


          /s/ W.L. Campbell                                 /s/ Don Robinson
          -----------------                                 ----------------
          W.L. Campbell                                     Don Robinson
          President and Director

                                OPTION AGREEMENT

     This AGREEMENT IS made and entered into on this 20th day of November 1998, by and between the Parties, as identified hereinafter, respectively.



                                 I. THE PARTIES

         A. LSI Communications, Inc. ("L SI") is a public Nevada Corporation.

         B. Ross Wolfley ("Stockholder") is an individual.

         C. Warever, Inc. ("Warever") is a private Utah Corporation.



                 II. IT IS AGREED BY AND BETWEEN THE PARTIES AS
                                    FOLLOWS:

         A. Identification of Warever, Inc. Warever, Inc. is a Utah Corporation, having its principal place of business in Draper, Utah. The only class of stock of Warever, Inc. is common stock.

         B. Representations. Stockholder has made no representations to LSI concerning the financial condition of Warever. Stockholder has made no representations or warranties concerning the future value of Warever stock, future earnings of Warever stock, or any other representations concerning Warever, except as are identified herein.

         C. Stock Ownership. Stockholder is the owner of 15,000 shares of common stock of Warever. Stockholder will not transfer or assign any of such stock until expiration of this option agreement, except as directed in the Plan of Reorganization and Acquistion by which LSI Communications, Inc. shall acquire Warever, Inc.

         D. Option Grant to LSI. For a period of sixty days after January 1, 2000, Stockholder grants LSI an exclusive right to acquire the remaining 2,250 shares of common stock of Warever, representing all of those shares identified in paragraph 11.C. not being part of the 35% exchanged in the Plan of Reorganization and Acquisition by which LSI Communications, Inc. shall acquire Warever, Inc., above. The acquisition price of the 2,250 shares shall be for 124,916 shares of the common stock of LSI.

         E. Construction. This agreement shall be liberally construed in favor of granting an exclusive option upon the terms specified herein. In furtherance thereof, this Agreement shall be construed in accordance with the laws and statutes of the State of Nevada, being the principal place of business of LSI.

         F. Advise to Seek Legal Counsel. Stockholder has sought and obtained the advice of counsel prior to entering this Agreement or has been strongly advised to obtain legal counsel concerning the advisability of entering this Agreement. In entering this Agreement, Stockholder is not relying upon any statements, representations, or opinions of: (a) any attorneys or counsel for or of LSI or Warever; (0) any representatives, agents, officers, employees, or directors of LSI or Warever; or (c) any person other than his retained legal attorney.


         G. Notices. Notices to Stockholder shall be delivered to ______________
         _______________________________________________________________________
         Notices to LSI shall be delivered to: W. L. Campbell, 905 North Pines Road, Suite A, Spokane, WA 99206. All notices shall be delivered by certified mail with a return receipt requested, by overnight courier, or by facsimile. All notices shall be complete upon delivery.

         H. Cooperation. Stockholder agrees to fully cooperate with LSI in the event that LSI elects to exercise any rights under this Agreement. Stockholder shall take no action which would obstruct the ability of LSI to exercise its rights under this Agreement.

         I. Procedure for Exercising Option. LSI may exercise its rights under this Agreement by giving written notice to the Shareholder in the manner specified in paragraph 11.6., above. Such written notice shall be in any reasonable form sufficient to notify Stockholder of the exercising of the option. Full payment shall be due upon the delivery of any or all shares from Stockholder to LSI. Upon exercising of any options, Stockholder shall arrange for delivery of existing shares, if any, to LSI within five business days.

         J. Severability. In the event that any section or paragraph contained herein shall be invalid, unlawful, or unenforceable, the remainder shall be severable, valid, and effective as if such invalid, unlawful, or unenforceable section or paragraph was not contained herein.

         K. Consideration. In consideration of the Agreements contained herein, LSI is providing the sum of One Hundred Dollars ($100.00) to Stockholder. Stockholder accepts such amount as full and complete consideration for this Agreement.

         L.  Complete  Agreement.  This  Agreement  is  the  full  and  complete
         agreement   between   the   parties.   There  are  no   agreements   or
         understandings between the parties which are not contained herein.

         M. Binding Effect. This Option Agreement shall inure to the benefit of; and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Stockholder may not assign its rights or obligations hereunder without the prior express written consent of LSI in each instance.


IN WITNESS THEREOF, the parties have executed this Agreement upon the day and year first above written.

                 LSI Communications, Inc.                Stockholder



                 /s/ W.L. Campbell                       /s/ Ross Wolfley
                 -----------------                       ----------------
                 W.L. Campbell                           Ross Wolfley
                 President and Director